Exhibit 31.1

CERTIFICATIONS

I, Jerry L. Starkey, certify that:

1. I have reviewed this report on Form 10-K/A of WCI Communities, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

WCI COMMUNITIES, INC.

Date: April 28, 2008	/s/ JERRY L. STARKEY
Jerry L. Starkey
President and Chief Executive Officer